UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2026
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CALUMET, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1060 N Capitol Ave
Suite 6-401
Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on January 10, 2025, Montana Renewables, LLC (“MRL”), as borrower, an unrestricted, non-guarantor subsidiary of Calumet, Inc. (the “Company”), and the U.S. Department of Energy (the “DOE”), as guarantor and loan servicer, executed a Loan Guarantee Agreement (“LGA”) for a loan that guarantees $1.44 billion of financing to fund the construction and expansion of the renewable fuels facility owned by MRL.
On August 28, 2026, MRL and the DOE entered into an amendment (the “First Amendment”) to the LGA, which updates the LGA in connection with the continued development and expansion of MRL’s renewable fuels facility in Great Falls, Montana. The First Amendment changes the nature of the expansion project from a large new-build project to a project that is primarily repurposing existing equipment. Further, instead of a longer-term, large-scale project, the project is now structured as a series of smaller, defined scopes of work. Due to the more capital efficient nature of the revised project, the Company and DOE reduced the maximum principal amount and maximum capitalized interest amount under the guaranteed loan to $815.8 million and $232.8 million, respectively.
The First Amendment revises certain advance conditions under the facility and the related project milestone provisions, including limiting the applicability of the conditions to the specific applicable scope of work rather than the originally contemplated large-scale “Phase 2” construction of the expansion of MRL’s existing renewable fuels facility. The First Amendment also revises certain liquidity, funding, construction and operating covenants, including by reducing the Base Cash Equity Reserve Account threshold from $80.0 million to $20.0 million. Additionally, the First Amendment revises certain events of default and related cure mechanics.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On September 1, 2026, the Company issued a press release announcing the matter described under Item 1.01 of this report, a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Loan Guarantee Agreement, dated as of August 28, 2026, by and between Montana Renewables, LLC and the U.S. Department of Energy.
99.1	Press release dated September 1, 2026.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.
* Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Additionally, pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

September 1, 2026	By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer